Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
U.S. GEOTHERMAL INC.
ARTICLE I
Name
The name of the corporation is U.S. Geothermal Inc. (the "Corporation").
ARTICLE II
Registered Office
The address of the Corporation's registered office in the State of Delaware is 800 N. State Street, Suite 402, Dover, Delaware 19901 in Kent County.  The name of the Corporation's registered agent at such address is TRAC - The Registered Agent Company.
ARTICLE III
Purpose
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
Capital Stock
The total number of shares of stock that the Corporation shall have authority to issue is One Hundred (100), and the par value of each of such shares is One Tenth of One Cent ($0.001).
ARTICLE V
Amendment of By-Laws
The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation without any action on the part of the stockholders.

ARTICLE VI
Meetings of Stockholders
Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, as determined by the Board of Directors.  Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.
ARTICLE VII
Indemnification
A. Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section B of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors.  The right to indemnification conferred in this Article VII shall be a contract right and, subject to Sections B and E of this Article VII, shall include the right to payment by the Corporation of the expenses incurred in defending any such Proceeding in advance of its final disposition.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agent of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
B. Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the Corporation under Section A of this Article VII or advancement of expenses under Section E of this Article VII shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request.  If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advancement of expenses as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation.  Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

C. Non-exclusivity of Article VII.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.
E. Expenses.  Expenses incurred by any person described in Section A of this Article VII in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
F. Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article VII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

ARTICLE VIII
Limitations on Directors' Liability
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.  If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate of Incorporation to further limit or eliminate the personal liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX
Reorganization
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
ARTICLE X
Amendment of Certificate of Incorporation
The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

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